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                                                                   EXHIBIT 23.7

                        CONSENT OF SALOMON SMITH BARNEY

  Salomon Brothers Inc and Smith Barney Inc. (collectively doing business as "Salomon Smith Barney") hereby consent to the use of our name and to the description of our opinion letter, dated February 25, 1998 in, and to the inclusion of such opinion letter as Appendix F to, the Joint Proxy Statement/Prospectus of Halliburton Company and Dresser Industries, Inc., which Joint Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of Halliburton Company. By giving such consent, we do not hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                          SALOMON BROTHERS INC
                                          SMITH BARNEY INC.

                                          By:  Salomon Brothers Inc.
                                             --------------------------------

New York, New York

May 15, 1998